UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 17, 2023

XEROX HOLDINGS CORPORATION
XEROX CORPORATION
(Exact name of registrant as specified in its charter)

New York	001-39013	83-3933743
New York	001-04471	16-0468020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
201 Merritt 7
Norwalk, Connecticut
06851-1056
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:
203-849-5216
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Xerox Holdings Corporation Common Stock, $1.00 par value	XRX	Nasdaq Global Select Market
Securities registered pursuant to Section 12(g) of the Act:
None
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).

Xerox Holdings Corporation	Xerox Corporation
Emerging growth company ☐	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Xerox Holdings Corporation ☐	Xerox Corporation ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On November 17, 2023 (the “
Closing Date
”), Xerox Corporation (“
Xerox
”), as borrower, its parent company, Xerox Holdings Corporation (the “
Company
”), and certain subsidiaries of Xerox entered into a first lien term loan credit agreement (the “
Credit
Agreement
”) with Jefferies Finance LLC, as administrative agent and collateral agent (the “
Agent
”) and the lenders party thereto (the “
Lenders
”), providing for a first lien senior secured term loan credit facility (the “
TLB
”) of $550.0 million to be extended to Xerox on the Closing Date (the “
Loans
”). The proceeds of the Loans will be used to repay in full all outstanding bridge loans extended to Xerox under its bridge credit agreement, dated as of September 28, 2023, entered into with, among others, Jefferies Finance LLC, as administrative agent, and the lenders party thereto.
Xerox’s obligations under the TLB are supported by, (i) on the Closing Date, guarantees from the Company and certain of Xerox’s U.S., Canadian and English subsidiaries, and security interests in substantially all of the assets of Xerox, the Company, and such U.S., Canadian and English subsidiaries (subject to certain exceptions and limitations set forth in the Credit Agreement), and (ii) within a specified period following the Closing Date, guarantees from certain of Xerox’s German and Belgium subsidiaries, and security interests in the finance lease receivables of such Canadian and English subsidiaries (collectively, the “
Loan Parties
”).
Liens in favor of the Lenders under the TLB are subject to an intercreditor agreement entered into on the Closing Date with the administrative agent and collateral agent under Xerox’s existing ABL Credit Agreement, dated as of May 22, 2023.
At Xerox’s election, the Loans will bear interest at a per annum rate of either (1) a fluctuating rate equal to the highest of (A) a rate of 0.5% in excess of the “NYFRB” rate, (B) the “prime rate” and (C) a rate of 1.0% in excess of one-month
Term SOFR, plus an applicable margin of 3.00%, or (2) Term SOFR for a one-,
three- or
six-month
interest period or (as agreed to by the Agent and the Lenders) such other period, as selected by the Company (provided that such rate shall not be less than 0.50%), plus an applicable margin of 4.00%.
The Loans are repayable in full at maturity on November 17, 2029 and amortize at a rate of 5% per annum in years one and two, 7.5% per annum in year three and 10% per annum thereafter. If the Loans are voluntarily prepaid in connection with a repricing transaction within six months of the Closing Date, a prepayment premium of 1% will apply.
If an event of default occurs under the TLB, the entire principal amount outstanding thereunder, together with all accrued unpaid interest and other amounts owing in respect thereof, may be declared immediately due and payable, subject, in certain instances, to the expiration of applicable cure periods.
The TLB also contains customary excess cash flow and asset sale mandatory prepayments, reporting covenants and negative covenants governing dividends, investments, indebtedness, and other matters that are customary for similar term loan B facilities.
The foregoing description of the TLB does not purport to be complete and is qualified in its entirety by reference to the complete text of the underlying agreement, which is filed as Exhibit 10.1 to this Current Report on Form
8-K
and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form
8-K
is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1*	Credit Agreement, dated as of November 17, 2023, by and among XEROX CORPORATION, a New York corporation, XEROX HOLDINGS CORPORATION, a New York corporation, and each other Guarantor party thereto, the lenders party thereto and Jefferies Finance LLC, as administrative agent and collateral agent.

104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document)

*
Certain schedules and similar attachments have been omitted in reliance on Instruction 4 of Item 1.01 of Form
8-K
and Item 601(a)(5) of Regulation
S-K.
The Company will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the Securities and Exchange Commission or its staff upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XEROX HOLDINGS CORPORATION

Date: November 17, 2023	By:	/s/ Flor M. Colon
	Name:	Flor M. Colon
	Title:	Secretary

XEROX CORPORATION

Date: November 17, 2023	By:	/s/ Flor M. Colon
	Name:	Flor M. Colon
	Title:	Secretary